Exhibit 99.1

Tidewater to Present at the Capital One Southcoast Energy Conference

NEW ORLEANS, November 28, 2007 –Tidewater Inc. (NYSE: TDW) announced today that Dean Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer, will present at the Capital One Southcoast Energy Conference in New Orleans, Louisiana, on Tuesday, December 4, 2007, at approximately 9:00 a.m. CST (10:00 a.m. EST). Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 458 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.